Exhibit 99.1

LGL Group Adds Depth to Senior Management Team
Robert Mamazza Named Vice President and Chief Operating Officer

Orlando, FL, November 24, 2015 – The LGL Group, Inc. (NYSE MKT:LGL) (the "Company") today announced the appointment of Robert Mamazza, Ph.D., as the Company's Vice President and Chief Operating Officer.

The LGL Group is the parent company of MtronPTI, a leader in precision frequency control and custom RF/microwave solutions for defense, aerospace, telecommunications and industrial markets

Dr. Mamazza has a broad background in product design, engineering management, R&D, and business development in defense, commercial and consumer markets. His most recent assignment was Chief Technology Officer of Evatec Advanced Technologies AG ("Evatec"), located in Switzerland. Prior to that, Dr. Mamazza held various positions within Oerlikon Advanced Technologies (formerly part of the Oerlikon Group), which was acquired by Evatec, including Chief Technology Officer, Head of Research and Development, and Head of Engineering. Dr. Mamazza attended the University of South Florida where he received his PhD in Engineering Science in Electrical Engineering. He also studied emerging markets and finance at the Universität St. Gallen, Switzerland and the Oxford Saïd Business School, England, respectively. Dr. Mamazza also served in the United States Marine Corps ("USMC") and USMC Reserve.

Michael J. Ferrantino, Sr., MtronPTI President and Chief Executive Officer said, "We are delighted to have Rob as part of our senior management team. As we continue to move the Company forward as a provider of market driven RF and microwave technology solutions, Rob's skills in attracting quality talent and managing large engineering groups will enhance our ability to grow the business. In addition, his international experience will help us better understand what it takes to participate on a world-wide basis."

The Company's Chairman of the Board, Marc Gabelli, added "I believe Rob's strong engineering background and operational experience will help accelerate the Company's improvement and drive value creation for our stockholders."

Dr. Mamazza will be based at MtronPTI's headquarters in Orlando, Florida.

About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These components ensure reliability and security in aerospace and defense communications, synchronize data transfers throughout the wireless and internet infrastructure, and provide low noise and base accuracy for lab instruments.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota and Noida, India, with local sales offices in Sacramento, California and Hong Kong.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact

Patti A. Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000